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(MULTICURRENCY--CROSS BORDER)

                                    ISDA/(R)/
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                         dated as of

-------------------------------------- and ---------------------------------
have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.     OBLIGATIONS

(a)    GENERAL CONDITIONS.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (I) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
       (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
       (3) each other applicable condition precedent specified in this Agreement.

     Copyright /(C)/ 1992 by International Swap Dealers Association, Inc.
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(b)  CHANGE OF ACCOUNT.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  NETTING.  If on any date amounts would otherwise be payable:--

(i)  in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  DEDUCTION OR WITHHOLDING FOR TAX.

(i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.
     If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

          (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

          (B) the failure of a representation made by Y pursuant lo Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

                                       2
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(ii) LIABILITY.  If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.


3.   REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)    BASIC REPRESENTATIONS.

(i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)  ABSENCE OF CERTAIN EVENTS.  No Event of Default or Potential Event of
     Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon lt or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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      organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

(i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however
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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses
(1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:--

(i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

 (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

 (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

 (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto,
     (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in
     Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

(i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
     Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.


(iv) RIGHT TO TERMINATE.  If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under
Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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     continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions .

(c)  EFFECT OF DESIGNATION.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  CALCULATIONS.

(i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event) Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties.  If there are two Affected Parties:--

          (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

          (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. lf for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or
     (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received hy such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  COUNTERPARTS AND CONFIRMATIONS.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multi branch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in
     Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"LNDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Markel Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts. right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.





---------------------------------------  ------------------------------------
       (Name of Party)                           (Name of Party)


By: -----------------------------------  By: --------------------------------
    Name:                                    Name:
    Title:                                   Title:
    Date:                                    Date:

                                                                       EXECUTION
                                                                         COPY

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                         dated as of December 20, 1996

                                    between

          MORGAN GUARANTY TRUST      and                KANSAS ELECTRIC
           COMPANY OF NEW YORK                      POWER COOPERATIVE, INC.
               ("Morgan")                            (the "Counterparty")

                                     PART 1

                             TERMINATION PROVISIONS

In this Agreement:-

(1)  "Specified Entity" shall not apply.

(2)  "Specified Transaction" will have the meaning specified in Section 14.

(3) Cross Default to Specified Indebtedness. From the date of execution of this Agreement to and immediately preceding the assignment set forth in Part (5) Section (10) of this Schedule on December 18, 1997 (the "Closing Date") the provisions of Section 5(a)(vi) shall apply to Morgan and the Counterparty and, for such purpose:

 (a) "Specified Indebtedness" will have the meaning specified in Section 14, except that in the case of the Counterparty, Specified Indebtedness shall consist solely of such indebtedness of the Kansas Electric Power Cooperative, Inc. (the "Cooperative") that is guaranteed by the United States of America (or an instrumentality thereof); and

 (b) "Threshold Amount" means, with respect to Morgan, an amount equal to 3% of shareholders' equity as shown in the most recent audited annual financial statements of J.P. Morgan & Co. Incorporated, and, with respect to the Counterparty, $5,000,000, or its equivalent in any other currency or currencies.

After the Closing Date, the "Cross Default" provisions of Section 5(a)(vi) will not apply to Morgan or the Counterparty.

(4)  "Termination Currency" means United States Dollars.

(5) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Morgan or the Counterparty.

(6) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Morgan or the Counterparty.

(7)  For purposes of computing amounts payable on early termination:

     (a)  Market Quotation will apply to this Agreement; and

     (b) The Second Method will apply to this Agreement.

(8) Section 5(a)(iv), Section 5(a)(v), Section 5(b)(ii) and Section 5(b)(iii) of the Agreement are hereby deleted.

(9)  (i)  Section 5(a)(viii) shall not apply with respect to the Counterparty.

     (ii) From the date of execution of this Agreement to the Closing Date, Sections 5(a)(ii) and (vi) shall not apply with respect to the Counterparty.

(10) ADDITIONAL TERMINATION EVENTS. Section 5(b) of the Agreement is amended by adding the following Additional Termination Events:

     (a) FAILURE TO ISSUE CERTIFICATES. It shall constitute a Termination Event if the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 fails to issue its Series 1997 Certificates (the "Certificates") as contemplated in the Trust Agreement (as defined below) by means of a registered public offering or private placement (in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended) of such Certificates and in such case the Counterparty shall be the Affected Party;

     (b) FAILURE TO DEPOSIT NOTES. It shall constitute a Termination Event with respect to the Counterparty if on the Effective Date of the Transaction, the National Rural Utilities Cooperative Finance Corporation fails to deposit, or cause to be deposited, into the Trust the Notes (as defined in the Trust Agreement) bearing the guarantee endorsement of the United States of America acting through the Administrator of the Rural Utility Service, in which instance the Counterparty (or the Cooperative on behalf of the Counterparty) shall be the Affected Party.

                                     PART 2

                              TAX REPRESENTATIONS


REPRESENTATIONS OF MORGAN

(1) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, Morgan hereby makes the following representation:

     (i) It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the Counterparty under this Agreement. In making this representation, it may rely on:

         (a) the accuracy of any representations made by the Counterparty pursuant to Section 3(f);

         (b) the satisfaction of the agreement of the Counterparty contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the Counterparty pursuant to Section 4(a)(i) or 4(a)(iii); and

         (c) the satisfaction of the agreement of the Counterparty contained in Section 4(d);

provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the Counterparty does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Morgan represents that it is a banking corporation organized under the laws of the State of New York and is not a foreign corporation within the meaning of Section 7701(a)(5) of the United States Internal Revenue Code.

REPRESENTATIONS OF THE COUNTERPARTY

(1) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, the Counterparty hereby makes the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under

     Section 2(e), 6(d)(ii) or 6(e)) to be made by it to Morgan under this Agreement. In making this representation, it may rely on:


(a)  the accuracy of any representation made by Morgan pursuant to Section 3(f);

(b) the satisfaction of the agreement of Morgan contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Morgan pursuant to Section 4(a)(i) or 4(a)(iii); and

(c)  the satisfaction of the agreement of Morgan contained in Section 4(d);

     provided that it shall not be a breach of this representation where reliance is placed on clause (b) and Morgan does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, the Counterparty represents that it is a corporation organized under the laws of Kansas.



                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(1) Morgan will, on demand, deliver a certificate (or, if available, the current authorized signature book of Morgan) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(2) Morgan will, upon execution of this Agreement, deliver an opinion of counsel of Morgan substantially in the form attached hereto as Exhibit A and covering such other matters as the Counterparty may reasonably request.

(3) The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(4) The Counterparty will upon execution of this Agreement deliver (i) a fully executed Trust Agreement dated as of December 20, 1996 among the National Rural Utilities

     Cooperative Finance Corporation ("CFC"), the Kansas Electric Power Cooperative, Inc. and The First National Bank of Chicago, as Trustee (the "Trustee") of Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 (the "Trust Agreement"), (ii) the First Amendment to Loan Guarantee and Servicing Agreement dated as of December 20, 1996 among the United States of America, acting through the Administrator of the Rural Utilities Service, the Cooperative, CFC and the Trustee and (iii) the First Amendment to Loan Agreement dated as of December 20, 1996 between CFC and the Cooperative.

(5) The Counterparty will, upon execution of this Agreement, deliver on an opinion of counsel of the Counterparty dated on or before such Trade Date substantially in the form of Exhibit B hereto and covering such other matters as Morgan may reasonably request;

(6) The Counterparty will, upon execution of this Agreement, deliver certified copies of all action taken by the Counterparty to authorize the execution, delivery and performance of this Agreement and the Confirmation(s) and such other documents and other papers as Morgan may reasonably request.

(7) The Counterparty shall no later than the Effective Date of the Transaction, deliver confirmation of deposit into the Trust (as defined in the Trust Agreement) of the Notes.

(8) The Counterparty shall deliver to Morgan as soon as available and in any event within 90 days after the end of each fiscal year of the Counterparty, a statement of assets and liabilities of the Counterparty together with an audit report thereon issued by independent public accountants of nationally recognized standing; and

(9) The Counterparty shall deliver to Morgan as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Counterparty, an unaudited statement of assets and liabilities of the Counterparty, including a disclosure of Total Assets, as of the end of such period, all consistently prepared (subject to normal year-end adjustments) in accordance with generally accepted accounting principles.

Each of the foregoing documents, other than the opinions to be delivered pursuant to paragraphs (2) and (5) and the financial statements delivered pursuant to paragraphs (8) and (9) above, is covered by the representation contained in Section 3(d) of this Agreement. The Counterparty represents that the financial statements delivered pursuant to paragraph (8) or (9) above fairly present, in accordance with generally accepted accounting principles, except as otherwise expressly noted therein, its financial position and results of operations as of the dates and for the period covered thereby.

                                     PART 4

                                 MISCELLANEOUS

(1) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(2)  NOTICES.

(a) In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

     Morgan Guaranty Trust Company of New York
     60 Wall Street
     New York, New York  10260
     Attention: Global Swaps Units
     Facsimile No.: (212) 648-5922

(b) In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

     In the case of notices to the Cooperative:

     KANSAS ELECTRIC POWER COOPERATIVE, INC.
     P.O. Box 4877
     Topeka, Kansas 66604
     Attention: Executive Vice President
     Facsimile No.: (913) 271-4888

     In the case of notices to the Trustee:

     RURAL ELECTRIC COOPERATIVE GRANTOR TRUST
     (KEPCO) SERIES 1997
     c/o The First National Bank of Chicago
     as Trustee
     One First National Plaza
     Suite 0126
     Chicago, Illinois 60670-0126

                                      -7-
     Attention: Corporate Trust Administration
     Facsimile No.: (312) 407-1708

(3)  NETTING OF PAYMENTS.  Section 2(c) of this Agreement is hereby deleted.

(4)  OFFICES; MULTIBRANCH PARTY.  For purposes of Section 10:

     (a)  Section 10(a) will apply; and

     (b) For the purpose of Section 10(c):

         (i) Morgan is a Multibranch Party and may act through its London and New York Offices.

         (ii) The Counterparty is not a Multibranch Party.

(5)  CREDIT SUPPORT DOCUMENTS.

     With respect to the Counterparty the following documents shall constitute Credit Support Documents:

          (i) Note 1 and Note 2 from the Cooperative in the original principal amounts of $11,075,000 and $51,340,000, respectively, issued in connection with the Loan (as defined in the Trust Agreement) and bearing the guarantee endorsement of the United States of America acting through the Administrator of the Rural Utilities Service; and

          (ii) The Trust Agreement.

     With respect to Morgan the Credit Support Annex attached hereto as Annex I shall be a Credit Support Document.

(6)  CREDIT SUPPORT PROVIDER.

     The United States of America acting through the Administrator of the Rural Utilities Service shall be the Credit Support Provider with respect to the Counterparty.

                                     PART 5

                                OTHER PROVISIONS

(1) ISDA DEFINITIONS. Reference is hereby made to the 1991 ISDA Definitions (the "ISDA Definitions") each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein.

(2) SCOPE OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a "Specified Transaction" for purposes of this Agreement which has been or will be entered into between the parties shall constitute a "Transaction" which is subject to, governed by, and construed in accordance with the terms of this Agreement, unless the Confirmation expressly provides otherwise.

(3) INCONSISTENCY. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:
     (i) a Confirmation; (ii) the Schedule and "Paragraph 13 - Elections & Variables" to the ISDA Credit Support Annex (as applicable); (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement and ISDA Credit Support Annex (as applicable).

(4) CREDIT ENHANCEMENT. In the event that the long term, unsecured and unsubordinated indebtedness of Morgan shall cease to be rated at least Aa3 by Moody's and AA- by S&P, or such indebtedness ceases to be rated by Moody's and S&P (such event being referred to herein as a "Morgan Credit Event"), Morgan's obligations under each Transaction subject to the terms of the Agreement shall be collateralized on the terms and subject to the conditions set forth in this Agreement and the Credit Support Annex attached hereto as Annex I.

(5) SET-OFF. "Set-off" shall, for purposes of this Agreement and any Credit Support Document, have the meaning set forth in Section 14 and shall include without limitation the rights in Section 6(f). Section 6 of this Agreement is modified to include the following additional sub-clause (f):

     "(F) SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party will, at the option of the party ("X") other than the Defaulting Party or Affected Party (and without prior notice to same) be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of such obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount(s) will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off otherwise available to a party (whether by operation of law, contract, or otherwise)."


(6)  CALCULATION AGENT.  The Calculation Agent will be Morgan.

(7) SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(8) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(9) RIGHT OF ELECTIVE TERMINATION. The Counterparty shall have the right to terminate the outstanding Transaction hereunder (without regard for the occurrence of an Event of Default or Termination Event), with the consent of the Rural Utilities Service and, if the Servicer (as defined in the Trust Agreement) would be adversely affected thereby, the Servicer, by delivering to Morgan (i) 30 day's prior written notice of the Counterparty's intention to terminate the Transaction on a date designated by the Counterparty (the "Elective Termination Date") and (ii) on the Elective Termination Date, payment of the Elective Termination Payment (as defined below). Any such termination shall be referred to herein as an "Elective Termination".

     Upon an Elective Termination, a payment (the "Elective Termination Payment") shall be made on the Elective Termination Date. An Elective Termination Payment shall be calculated as if a Termination Event had occurred, the Counterparty was an Affected Party and the Elective Termination Date was an Early Termination Date.

(10) ASSIGNMENT. The parties hereby acknowledge and agree that the Counterparty's rights and obligations under this Agreement and each transaction hereunder shall be assigned on or before the Effective Date of the Transaction to the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 as provided in Section 2.01(c) of the Trust Agreement. Accordingly, the Kansas Electric Power Cooperative, Inc. shall retain its right to terminate each transaction hereunder pursuant to Part 5, Section
     (9) of this Schedule. Following such assignment:

      The Trustee will be the Counterparty under this Agreement, except for the purposes of the rights and obligations to make and receive payment of amounts in respect of an "Early Termination Date" determined pursuant to
      Section 6(e) of this Agreement and the right to terminate the outstanding Transaction pursuant to Part 5, Section (9) of this Schedule. As to such provisions only, the Kansas Electric Power Cooperative, Inc. shall be deemed the Counterparty; provided, that any payment by Morgan of an amount in respect of an Early Termination Date shall be made to the Trustee, which shall distribute such payment as provided in Section 7.5 of the Trust Agreement, and Morgan shall have no responsibility with respect to such distribution.

      Morgan's payments under this Agreement will be made without regard to any condition precedent (including but not limited to an Event of Default or Potential Event of Default), and Morgan will not have the right to terminate any outstanding Transaction with respect to the occurrence of such events as they relate to the Cooperative.

      Kansas Electric Power Cooperative, Inc., to the extent permitted by applicable law, hereby indemnifies Morgan, and holds Morgan harmless, from liabilities in respect of Indemnifiable Taxes, and agrees to pay expenses, interest at the Default

      Rate and other amounts payable to Morgan under this Agreement to the extent that the Trustee has not assumed such obligations and such amounts are at any time payable under this Agreement.

In addition to such assignment to the Trustee, the parties hereby acknowledge and agree that the Counterparty's right to terminate the outstanding Transaction hereunder, pursuant to Part 5, Section (9) of this Schedule, is being assigned (on a non-exclusive basis with the Cooperative also having the right to terminate) to the Rural Utilities Service, an agency of the United States Department of Agriculture, pursuant to Section 4.3 of the "Loan Guarantee Agreement" (as defined in the Trust Agreement).

(11) BUSINESS PURPOSE REPRESENTATION. Morgan represents that it has entered into this Agreement (including each Transaction now or hereafter entered into in connection herewith) in conjunction with its line of business, including financial intermediation, or the financing of its business and not for speculative purposes. The Counterparty represents and warrants that it has entered into this Agreement (including each Transaction on or hereafter entered into in connection herewith) to hedge its actual or expected exposure to changes in interest rates or for other normal business purposes independent of this Agreement, and not for speculative purposes. Each party represents that it is an "eligible swap participant" for purposes of the exemption of swap agreements (17 C.F.R. Section 35.2) adopted by the Commodity Futures Trading Commission from the exchange trading and certain other requirements of the Commodity Exchange Act, as in the case of Morgan, a bank acting on its own behalf, and, in the case of the Cooperative, a Kansas nonprofit cooperative corporation that meets the further requirements set forth in 17 C.F.R. Section 35.1.

(12) RELATIONSHIP OF THE PARTIES. Each party represents that in entering into this Agreement and each Transaction: (i) it is acting as a principal and not as an agent, (ii) it understands and acknowledges that the other party has been and will be acting only on an arm's length basis and not as its agent, broker, advisor or fiduciary in any respect, (iii) it is relying solely upon its own evaluation of this Agreement and any Transaction (including the present and future results, consequences, risks and benefits thereof, whether financial, accounting, tax, legal or otherwise) and upon active from its own professional advisors, (iv) it understands this Agreement and the Transactions contemplated hereby and the risks associated therewith, has determined that those risks are appropriate for it, and is willing to assume those risks, and (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion or representation) from the other party or its affiliates or the representatives or advisors of the other party or its affiliates.

(13) NO RECOURSE TO TRUSTEE. Except for liability for its own negligence or willful misconduct or as otherwise expressly provided in the Trust Agreement, Morgan and the Counterparty hereby agree that (a) this Agreement and each Transaction to which the Trust is a party will be assigned to and assumed by the Trustee (as provided in Section 2.01(c) of the

     Trust Agreement) not in its individual capacity but solely as Trustee of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 under the Trust Agreement, (b) each of the undertakings and agreements herein made on the part of the Trust are intended for the purpose of binding the trust estate created by the Trust Agreement and not as personal undertakings of the Trustee, and (c) nothing contained herein, in any Confirmation or in any other document shall be construed to create any liability on the part of the Trustee, individually, to perform any obligation of the Trust contained herein, in any Confirmation or in any other document. Morgan and the Counterparty hereby expressly waive all liability on the part of the Trustee except as provided in the preceding sentence and agree that the Trustee shall under no circumstances be personally liable for the payment of any amounts due under any Transaction or for any other obligations of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement, any Confirmation or any other documents except as provided above.


Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                                 By: /s/ John B. V. Anderson
                                 ---------------------------
                                 Name:  John B. V. Anderson
                                 Title:  Vice President


                                 KANSAS ELECTRIC POWER
                                 COOPERATIVE, INC.


                                 By: /s/  Stephen E. Parr
                                 --------------------------------
                                 Name:  Stephen E. Parr
                                 Title:  Executive Vice President

                                                                       EXHIBIT A

             [FORM OF MORGAN LEGAL OPINION ISDA MASTER AGREEMENT]

                                                               December 20, 1996

Kansas Electric Power Cooperative, Inc.
5990 S.W. 28th Street
Topeka, Kansas 66614

Alex. Brown & Sons Incorporated
1100 Louisiana, Suite 3350
Houston, Texas 77002

Rural Utilities Service
United States Department of Agriculture
Washington D.C.  20250-1510

The First National Bank of Chicago,
 as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126

National Rural Utilities Cooperative
 Finance Corporation
2201 Cooperative Way - Woodland Way
Herndon, Virginia 22071-3025

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Rating Service
25 Broadway
New York, New York 10004

Ladies and Gentlemen:

This opinion is furnished to you in connection with the ISDA Master Agreement (the "Agreement") between Morgan Guaranty Trust Company of New York ("Morgan") and Kansas Electric Power Cooperative, Inc.(the "Counterparty") dated as of

December 20, 1996. Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

I am Vice President and Assistant General Counsel of Morgan and have represented Morgan in connection with the Agreement and the transactions contemplated thereby. In connection with the delivery of this opinion, I have examined (a) executed copies of the Agreement and (b) copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such investigation of fact and law, as I have deemed necessary or appropriate for the opinions expressed herein. In rendering the opinions expressed below, I have assumed the due authorization, execution and delivery of the Agreement by each of the parties thereto other than Morgan and I have assumed and have not verified that the signatures (other than signatures of officers of Morgan) on all documents that I have examined are genuine.

Based on the foregoing, I am of the opinion that:

     (1) Morgan is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

     (2) Morgan has full corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and the Agreement has been duly authorized, executed and delivered by Morgan.

     (3) No consents, authorizations or approvals are required for the execution and delivery by Morgan of the Agreement and the performance of its obligations thereunder, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance.

     (4) The execution, delivery and performance by Morgan of the Agreement do not and will not contravene any law or governmental regulation or order presently binding on Morgan or its articles of incorporation or bylaws or contravene any provision of or constitute a default under any indenture, contract or other instrument to which Morgan is a party or by which Morgan is bound.

     (5) The Agreement constitutes the legal, valid and binding obligation of Morgan enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles).

With respect to clause (5) above, I express no opinion regarding the legality, validity, binding effect or enforceability of Section 6(e) of the Agreement insofar as it purports to obligate a party, on termination of the Agreement, to pay an amount in excess of that measured by the lowest quotation from a Reference Market-maker. In addition, in connection with any such Early Termination on the grounds of default, a court might limit the non-defaulting party's recovery to its actual damages in the circumstances, imposing its own settlement procedures in lieu of the provisions of Section 6(e) of the Agreement.

I am a member of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America.

I am furnishing this letter to you in my capacity as Counsel for Morgan and this opinion may not be relied upon by or furnished to any other person without my prior written consent.

                                                               Very truly yours,

                                                                       EXHIBIT B

                            [FORM OF LEGAL OPINION]
                     [LETTERHEAD OF COUNTERPARTY COUNSEL]


                                                               December 20, 1996


Morgan Guaranty Trust Company
 of New York
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     We have represented Kansas Electric Power Cooperative Inc. (the "Counterparty") and are delivering this opinion in connection with the Master Agreement dated as of December 20, 1996 (the "Master Agreement") between Morgan Guaranty Trust Company of New York ("Morgan") and the Counterparty.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or appropriate for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

          (1) The Counterparty is a duly organized, validly existing and in good standing under the laws of State of Kansas.

          (2) The Counterparty has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder, and the Agreement has been duly authorized, executed and delivered by the Counterparty and, assuming due authorization, execution and delivery by Morgan, the Agreement constitutes the valid and binding obligation of the Counterparty enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          (3) The Counterparty is not required to obtain any authorization, consent, approval, registration, exemption or license from or to file any registration with any governmental authority as a condition to the validity of, or for the execution and delivery of, the Agreement or to the performance by the Counterparty of its obligations thereunder.

          (4) There is no action, suit or proceeding pending against, or to our knowledge, having made due investigation, threatened against or affecting the Counterparty before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of the Counterparty to perform the Agreement or which in any manner questions the validity of the Agreement.

          (5) The execution, delivery and performance of the Agreement by the Counterparty will not contravene or constitute a default under any applicable law, regulation, rule, order or judgment of any governmental authority or under any mortgage, indenture, contract or other undertaking to which the Counterparty is a party or by which the Counterparty or any of the Counterparty's property or assets is bound.

                                            Very truly yours,

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)



                                    ISDA(R)
             International Swaps and Derivatives Association, Inc.

                             CREDIT SUPPORT ANNEX

                            to the Schedule to the

             .....................................................

                         dated as of  __________________

                                    between

 ..................................... and .....................................

         ("Party A")                                      ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:--

PARAGRAPH 1.  INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

 Copyright /(C)/ 1994 by International Swaps and Derivatives Association, Inc.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

     exceeds

     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

     (ii) the Credit Support Amount.

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4.  CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

     (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

     (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)  SUBSTITUTIONS.

     (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

     (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5.  DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

     (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

          (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

          (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

          (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

     (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

PARAGRAPH 6.  HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

     (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

    (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:.

     (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

     (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7.  EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

     (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

     (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

     (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY 'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

     (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

           (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

           (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9.  REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

     (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

     (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

     (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

     (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10.  EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11.  MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

As used in this Annex:--

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that Collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x)  the amount of that Cash on that day; multiplied by

     (y)  the Interest Rate in effect for that day; divided by

     (z)  360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

     (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

     (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

     (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

     (i)   Eligible Collateral or Posted Collateral that is:

           (A) Cash, the amount thereof; and

           (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

                                                                  EXECUTION COPY


                             CREDIT SUPPORT ANNEX

                            TO THE SCHEDULE TO THE
                               MASTER AGREEMENT

                         dated as of December 20, 1996

                                    between

                                      and
     MORGAN GUARANTY TRUST
     COMPANY OF NEW YORK                 KANSAS ELECTRIC POWER COOPERATIVE, INC.
          ("Morgan")                               (the "Counterparty")



PARAGRAPH 13.  ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "Obligations" as used in this Annex includes no additional obligations with respect to Morgan and the Counterparty.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  Delivery Amount, Return Amount and Credit Support Amount.

          (A) "Delivery Amount" will have the meaning specified in Paragraph 3(a).

          (B) "Return Amount" will have the meaning specified in Paragraph 3(b).

          (C) "Credit Support Amount" will have the meaning specified in Paragraph 3(b).

     (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral":

                                                        MORGAN      "VALUATION
                                                                    PERCENTAGE"

    (A)  Cash                                           [ X ]         [100]%

    (B)  negotiable debt obligations issued by the      [ X ]          [98]%
         U.S. Treasury Department having an
         original maturity at issuance of not more than one year ("Treasury Bills")

    (C)  negotiable debt obligations issued by the      [ X ]          [98]%
         U.S. Treasury Department having an
         original maturity at issuance of more
         than one year but not more than ten
         years ("Treasury Notes")

    (D)  negotiable debt obligations issued by the      [ X ]          [95]%
         U.S. Treasury Department having an
         original maturity at issuance of more
         than ten years ("Treasury Bonds")

    (E)  Other: Agency Securities having an             [ X ]          [98]%
         original maturity at issuance of not more than ten years.

         Agency Securities having an original
         maturity at issuance of more than ten          [ X ]          [95]%
         years.


         As used herein, "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Corporation or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

(iii) OTHER ELIGIBLE SUPPORT. There shall be no "Other Eligible Support" for either party for purposes of this Annex.

       (iv)  THRESHOLDS.

             (A) "Independent Amount" shall not apply for purposes of this
                 Annex.

             (B) "Threshold" means, if the ratings on senior long term unsecured unsubordinated debt obligations of Morgan are less than AA- by S&P and Aa3 by Moody's, $0, otherwise the terms of this Credit Support Annex shall not apply.

                 "S&P" means Standard & Poor's Ratings Group.

                 "Moody's" means Moody's Investors Service, Inc.

                 (C) "Minimum Transfer Amount" means $100,000, provided,
                     however, that if an Event of Default has occurred and is continuing with respect to the Counterparty, the Minimum Transfer Amount shall be $0.

                 (D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000.

(c)  VALUATION AND TIMING.

     (i)   "Valuation Agent" means Morgan.

     (ii)  "Valuation Date" means any Local Business Day.

     (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "Notification Time" means by 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT. With respect to Morgan, an Illegality (if Morgan is the Affected Party with respect to such Termination Event) will be a "Specified Condition". With respect to the Counterparty, an Illegality and any Additional Termination Event (if the Counterparty is the Affected Party with respect to such Termination Events) will be a "Specified Condition".

(e)  SUBSTITUTION.

     (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

     (ii) Consent. The Pledgor must obtain the Secured Party's consent, such consent not to be unreasonably withheld, for any substitution pursuant to paragraph 4(d).

(f)  DISPUTE RESOLUTION.

     (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

     (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

               (A) with respect to any Treasury Bills, Treasury Notes, Treasury Bonds or Agency Securities (referred to herein as "Government Obligations"), the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Government Obligations chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (II) the accrued interest on such Government Obligations (except to the extent Transferred pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date

     (iii) The provisions of Paragraph 5(i) will apply.

 (g) HOLDING AND USING POSTED COLLATERAL.

     (i) Eligibility to Hold Posted Collateral; Custodians. The Counterparty will be entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

          (1)   The Counterparty is not a Defaulting Party

          (2) The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least BBB+ by S&P or Baa1 by Moody's.

     (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Morgan or the Counterparty.

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i)   Interest Rate.  The "Interest Rate" will be 0%.

     (ii) Transfer of Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

     (i)   ADDITIONAL REPRESENTATIONS.

           None.

(j)  OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "Value" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

     (ii) "Transfer" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

(k)  DEMANDS AND NOTICES.

     All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

     With respect to Morgan:

     Morgan Guaranty Trust Company of New York
     Attention: Credit Enhancement Administration Group



     With respect to the Counterparty:

     [Provide address for notices if different from address in Schedule]

(l)  OTHER PROVISIONS.

     (i) Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of the Annex:

              "(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to the Counterparty and all corresponding references to the "Pledgor" will be to Morgan; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other

     Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interests and secured parties."

     (ii) Modification to Paragraph 2: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

              "PARAGRAPH 2. SECURITY INTEREST. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party."

     (iii) Modification to Paragraph 9: The following first clause of Paragraph 9 is substituted for the first clause of this Annex:

              "PARAGRAPH 9. REPRESENTATIONS. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:"

     (iv) Modifications to Paragraph 12: The following definitions of "Pledgor" and "Secured Party" are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

              "PLEDGOR" means Morgan, when that Morgan (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or
     (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

              "SECURED PARTY" means the Counterparty, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

     Please confirm your agreement to the terms of the foregoing Paragraph 13 by signing below.

                                         MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                              /s/ John B. V. Anderson
                                         By: _______________________________
                                             Name:  John B. V. Anderson
                                             Title: Vice President


                                         KANSAS ELECTRIC POWER COOPERATIVE, INC.


                                              /s/ Stephen E. Parr
                                         By: _______________________________
                                             Name:  Stephen E. Parr
                                             Title: Executive Vice President

                                                                       JP MORGAN


Morgan Guaranty                SWAP TRANSACTION
Trust Company of
New York

60 Wall Street
New York NY
10260-0060

          Date:

          The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                      and

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.

          on the Trade Date and identified by the Morgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

          The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

          This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 20 December 1996, as amended and supplemented from time to time (the "Agreement"), between MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan") and KANSAS ELECTRIC POWER COOPERATIVE, INC. (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

          The terms of the particular Transaction to which this Confirmation relates are as follows:

          Morgan Deal Number:


          Trade Date:                    23rd December, 1996

          Effective Date:                18 December 1997

A subsidiary of
J.P. Morgan & Co.
Incorporated

                                                                       JP MORGAN

Termination Date:               4 December 2017, subject to adjustment in
                                accordance with the Following Business Day
                                Convention; provided that this Transaction may be terminated prior to the Maturity Date in accordance with the provisions of the Agreement.

FIXED AMOUNTS:

Fixed Rate Payer:               Counterparty

Notional Amount:                As of the Effective Date an amount equal to
                                US$57,390,000.00, thereafter an amount equal to the outstanding Principal Balance (as defined in the Trust Agreement) of the Certificates.

Fixed Rate Payer Payment Dates: Each 4 June and 4 December occurring during the period commencing on the Effective Date up to, and including, the Termination Date, subject to adjustment in accordance with the Following Business Day Convention and there will be no adjustment to the Calculation Period.

Fixed Rate:                     7.654 percent, subject to adjustment as set
                                forth below

Fixed Rate Day Count Fraction:  30/360

                                                                       JP MORGAN

Fixed Rate Payer Adjustment:          Subject to the following conditions the
                                      Fixed Rate shall be adjusted as follows:

                                      (i)  Upon the sale of the Certificates
                                           pursuant to a public offering
                                           following the Effective Date of the
                                           Registration Statement for the Trust
                                           Certificates pursuant to the
                                           Securities Act of 1933, minus 10
                                           basis points (-0.10%) and

                                      (ii) Upon fulfillment by the Counterparty
                                           of all requirements of the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA") so that
                                           the Certificates may be sold without
                                           any limitation to "employee benefit
                                           plans" (as such term is defined in
                                           Section 3(3) of ERISA), minus five
                                           basis points (-0.05%).

                                                                       JP MORGAN

Floating Amounts:

Floating Rate Payer:                     Morgan

Notional Amount:                         As of the Effective Date an amount
                                         equal to US$57,390,000.00, thereafter
                                         an amount equal to the Principal
                                         Balance (as defined in the Trust
                                         Agreement) of the Certificates.

Floating Rate Payer Payment Dates:       Each Certificate Interest Payment Date
                                         (as defined in the Trust Agreement).
                                         The Floating Rate Payer Payment Dates
                                         shall be subject to adjustment in
                                         accordance with the Following Business
                                         Day Convention and there will be an
                                         adjustment to the Calculation Period.

Floating Rate:                           Determined in accordance with the
                                         procedure for establishing the interest
                                         distributable with respect to the
                                         Certificates as set forth in Section
                                         9.1 of the Trust Agreement but in no
                                         case greater than 18% per annum or such
                                         higher rate as Morgan and the Liquidity
                                         Provider (as defined in the Trust
                                         Agreement) may agree to be the "Maximum
                                         Certificate Rate" under the Trust
                                         Agreement.

Designated Maturity:                     Initially, Weekly and thereafter shall
                                         be determined in accordance with
                                         Section 9.1 of the Trust Agreement.

Floating Rate Day Count Fraction:        Actual/360

Reset Dates:                             On each Rate Setting Date (as defined
                                         in the Trust Agreement).

                                                                       JP MORGAN

Business Day:                       Any day of the year other than (i) Saturday
                                    or Sunday, (ii) a legal public holiday under 5 U.S.C. Section 6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal public holiday for the purpose of statutes relating to pay and leave of employees by federal statute or federal
                                    Executive Order, (iii) any day on wich banks in the city in which the principal corporate trust office of the Trustee is located are required or authorized to remain closed,
                                    (iv) any day on which banks in the city or cities in which the principal office of the Remarketing Agent (as defined in the Trust
                                    Agreement), Liquidity Provider (as defined in the Trust Agreement) and Servicer (as defined in the Trust Agreement) is located are required or authorized to remain closed,
                                    (v) and any day that is not a local Business
                                    Day hereunder, and (vi) any day on which the New York Stock Exchange is closed.

ADDITIONAL DEFINITIONS:

     "Certificates" means the certificates issued by the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 pursuant to the Trust Agreement.

     "Trust Agreement" means the Trust Agreement among the National Rural Utilities Cooperative Finance Corporation, Kansas Electric Power Cooperative, Inc. and The First National Bank of Chicago, as Trustee, dated as of December 20, 1996 and as in effect as of the Trade Date.

ACCOUNTS DETAILS

PAYMENTS TO MORGAN:

Account for Payments in US Dollars:  Morgan Guaranty Trust Company of New York
                                     23 Wall Street
                                     New York

                                                                       JP MORGAN

Floating Amounts:

                  Morgan Guaranty Trust Company of New York - London Office

ABA Number:
Account Number                           670 070 54
Reference:                               Further credit to Swaps Group Account:
                                         10005035
                                         Please send MT100 cover cable to MGT
                                         London
PAYMENTS TO COUNTERPARTY:

Prior December 18, 1997:
Account for payments in USD:             Kansas Electric Power Cooperative, Inc.

Favour:                                  Commerce Bank and Trust, Topeka, Kansas
ABA/Bank No.:                            1011 00 728
Account No.:                             052191
Reference:                                KEPCO

After December 18, 1997
Account for payments in USD:             The First National Bank of Chicago, as
                                         Trustee for the Rural Electric
                                         Cooperative Grantor Trust (KEPCO)
                                         Series 1997

Favour:
       The First National Bank of Chicago
ABA/Bank No.:
       071 000 013
Clearing Account No.:                    48115377
Reference:                               Credit Trust No. 19-200112
Attention:                               S. McGrath/KEPCO

Offices

(a)    The Office of Morgan for the Transaction is LONDON; and
(b) the Office of the Counterparty for the Transaction is, prior to December 18, 1997, TOPEKA, KANSAS and thereafter CHICAGO, ILLINOIS.

ALL ENQUIRIES REGARDING PAYMENTS AND/OR RATE RESETTINGS ONLY SHOULD BE SENT TO:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
60 VICTORIA EMBANKMENT
LONDON, EC4Y 0JP

                                                                       JP MORGAN

ATTENTION:         JOANNE CASE
TELEPHONE:         44 1 71 325 3783
FACSIMILE:         44 1 71 325 3862/3863
TELEX:             896631 MGT G
CABLE:             MORGANBANK

PLEASE QUOTE THE MORGAN DEAL NUMBER INDICATED ABOVE.

ALL ENQUIRIES REGARDING CONFIRMATION SHOULD BE SENT TO:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
60 WALL STREET
NEW YORK, NEW YORK 10260

ATTENTION:         DEBRA MILNE-JAMES
                   DOCUMENTATION CONTROL GROUP
TELEPHONE:         1-212-648-3510
FACSIMILE:         1-212-648-5117

PLEASE QUOTE THE MORGAN DEAL NUMBER INDICATED ABOVE.

Each party represents that (i) it is entering into the transaction evidenced hereby as principal (and not as agent or in any other capacity; (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; and
(v) it is entering into this transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

MORGAN GUARANTY TRUST                  KANSAS ELECTRIC POWER
COMPANY OF NEW YORK                    COOPERATIVE, INC.


By: /s/ J.B.V. Anderson                By: /s/ Stephen E. Parr
   -----------------------------          ----------------------------
   John B. V. Anderson,                   Stephen E. Parr,
   Vice President                         Executive Vice President and
                                          Chief Executive Officer